Exhibit 1.1

Execution Copy

Shurgard Storage Centers, Inc.

2,500,000 Shares

Class A Common Stock

Underwriting Agreement

New York, New York

June 25, 2002

To the Representatives

named in Schedule I

hereto of the Under-

writers named in

Schedule II hereto

Ladies and Gentlemen:

Shurgard Storage Centers, Inc., a corporation organized under the laws of the State of Washington (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the number of shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Company set forth in Schedule I hereto (the "Securities") (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Section 2(b) hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be (each, an "Incorporated Document" and collectively, the "Incorporated Documents"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any Incorporated Document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

1.  Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments to such registration statement or supplements to such basic prospectus, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. The Securities have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Final Prospectus. Full cumulative distributions on all shares of the Company's preferred stock have been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period. At the date of the redemption of the Company's 8.80% Series B Cumulative Redeemable Preferred Stock as contemplated in the Final Prospectus under the caption "Use of Proceeds" full cumulative distributions on all shares of the Company's preferred stock will have been declared and paid or will be declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period.

(e) The Company is a corporation duly organized and validly existing under the laws of the State of Washington, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly registered and qualified (or has made application to become registered and qualified and knows of no reason why such application should be denied) to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein) taken as a whole, whether or not arising from transactions in the ordinary course of business.

(f) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Schedule IV hereto. The Company's ownership interest in each such Subsidiary is as set forth on Schedule IV. Each Subsidiary is a corporation or limited liability company duly organized, validly existing and, where applicable, in good standing in the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; except as set forth on Schedule IV, all the outstanding shares of capital stock or other interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the interests owned or held by the Company, directly or indirectly, in each of the Subsidiaries are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(g) All of the joint ventures in which the Company or any Subsidiary owns any interest (the "Joint Ventures") are listed on Schedule V hereto. The Company's (or Subsidiary's, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule V. Each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement and the Final Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of unfavorable ruling or decision, would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; each of the Joint Ventures has good and marketable title to all of its real property and to any improvements thereon and all other assets that are used in the operation of the Joint Venture's business, except where the failure to have such title would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Final Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

(i) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such violation or default does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(j) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Act and the Exchange Act and compliance with the securities or blue sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

(k) The accountants, Deloitte & Touche LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus are independent public accountants as required by the Act.

(l) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the consolidated Subsidiaries on the basis stated in the Registration Statement and the Final Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

(m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(n) Except as disclosed in the Registration Statement and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries other than as a result of borrowings made by the Company under its credit facility in the ordinary course of business, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(o) (i) The Company has good and marketable title to all of the properties (including the Properties listed as wholly owned by the Company or any of the Subsidiaries on Schedule III hereto) and assets reflected in the financial statements hereinabove described (or as otherwise described in the Registration Statement and the Final Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as otherwise described in the Registration Statement or the Final Prospectus or on Schedule III hereto) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming, to the extent such leases are described therein, to the descriptions thereof set forth in the Registration Statement and the Final Prospectus; (iii) no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iv) no person has an option to purchase all or any part of any Property or any interest therein other than the Company and as disclosed in Schedule III hereto; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Final Prospectus and except for such failures to comply that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (vi) there are in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(p) The Company has title policies in effect or binding commitments from title insurance companies for the issuance of title insurance on each of the Properties, except where the failure to have such title insurance would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(q) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act.

(r) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") and agreements with third parties relating to ownership or use of any Property by the Company or any Subsidiary, as the case may be, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Final Prospectus and except where the failure to have such permits and agreements would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and agreements and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit or agreement, subject in each case to such qualification as may be set forth in the Registration Statement and the Final Prospectus; and, except as described in the Registration Statement and the Final Prospectus, none of such permits or agreements contains any restriction that would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(u) The Company and each of the Subsidiaries have filed all federal, state and foreign tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file or default in payment would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(v) No holder of any security of the Company has any right to require registration of shares of capital stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

(w) The Company and the Subsidiaries own or possess in the United States all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and the Final Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses and the Company is not aware of any claim to the contrary or any challenge by any other person in the United States or in any foreign jurisdiction to the rights of the Company and the Subsidiaries with respect to the foregoing which claim or challenge, if determined adversely to the Company, would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(x) Except as otherwise disclosed in the Registration Statement and the Final Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, including the Properties (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Except as otherwise disclosed in the Registration Statement and the Final Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person and to the knowledge of the Company there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

(y) The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under Sections 856 through 858 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ended December 31, 1995 through December 31, 2001, and the Company's current organization and method of operation should enable it to continue to qualify as a REIT under the Code.

(z) Neither the Company nor any Subsidiary is or will become as a result of the transactions contemplated hereby, or will conduct its business in a manner in which it would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(aa) The statements set forth in the Final Prospectus under the caption "Federal Income Tax Considerations" fairly and accurately state the federal income tax considerations that would be material to a holder of Common Stock.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $32.9475 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 375,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Such option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Such option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's stockholders not to so qualify.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Perkins Coie LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives substantially in the form of Annex A hereto. In rendering their opinion as aforesaid, counsel may rely (A) upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Washington, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in forma and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriter is justified in relying thereon; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received from King & Spalding, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2002, and as at March 31, 2002, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended March 31, 2002, and as at March 31, 2002; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

(2) with respect to the period subsequent to March 31, 2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the consolidated total debt (defined as lines of credit plus notes payable) of the Company and its subsidiaries or capital stock of the Company or decreases in consolidated assets or the shareholders' equity of the Company as compared with the amounts shown on the March 31, 2002 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from April 1, 2002, to such specified date there were any decreases, as compared with March 31, 2001, in consolidated revenue or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Capitalization" and "Selected Financial Information" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives . Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of King & Spalding, counsel for the Underwriters, at 191 Peachtree Street, Atlanta, Georgia 30303, on the Closing Date.

7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to the Representatives, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus; provided further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids, including descriptions of the effects of any such activities, in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Shurgard Storage Centers, Inc., Attention: General Counsel (Fax No. (206) 652-3767) and confirmed to it at 1155 Valley Street, Suite 400, Seattle, Washington, Attention: Christine M. McKay, Esq., Senior Vice President, General Counsel and Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

"Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

"Commission" shall mean the Securities and Exchange Commission.

"Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

"Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

"Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

"Properties" shall mean the properties listed on Schedule III hereto which represent, as of December 31, 2001, all of the real property in which the Company, either directly or through its Subsidiaries (as defined herein) or through ownership of interests in any Joint Venture (as defined herein), owns an interest.

"Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

"Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

"Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

"Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Shurgard Storage Centers, Inc.

/s/ Harrell Beck

By: Harrell L. Beck

Its: Senior Vice President

Chief Financial Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

Salomon Smith Barney Inc.

/s/ Gregory Wright

By: Gregory Wright

Its: Managing Director

For itself and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated June 25, 2002

Registration Statement No. 333-54392

Representative(s): Salomon Smith Barney Inc.

Title, Purchase Price and Description of Securities:

Title: Class A Common Stock

Number of Securities to be sold by the Company: 2,500,000

Price to Public per Share (include accrued dividends, if any): $34.50

Price to Public -- total: $86,250,000

Underwriting Discount per Share: $1.5525

Underwriting Discount -- total: $3,881,250

Proceeds to Company per Share: $32.9475

Proceeds to Company -- total: $82,368,750

Other provisions: None

Closing Date, Time and Location: June 28, 2002 at 10:00 a.m. at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303.

Type of Offering: Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): 30 days from the date of the Final Prospectus

Modification of items to be covered by the letter from

Deloitte & Touche LLP delivered pursuant to

Section 6(e) at the Execution Time: None

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Salomon Smith Barney Inc.	2,500,000

Total .	2,500,000

SCHEDULE III
			Owned	Year	Approx Net
Property Name	Property Location		Since	Built	Rentable SF
Tanque Verde (1)	Tucson	AR	2002	2002	62,000
Ahwatukee	Phoenix	AZ	1998	1998	70,000
Airpark	Scottsdale	AZ	1997	1997	49,000
Arrowhead	Phoenix	AZ	1997	1997	67,000
Chandler	Chandler	AZ	1986	1986	71,000
Colonnade (2)	Phoenix	AZ	1998	1997	30,000
Cooper Road	Gilbert	AZ	2001	2001	48,000
Desert Sky (1)	Phoenix	AZ	2001	2001	68,000
Dobson Ranch	Mesa	AZ	1996	1978	58,000
Houghton Road	Tucson	AZ	1999	2000	68,000
Mesa	Mesa	AZ	1987	1985	99,000
Mill Avenue	Tempe	AZ	1999	1998	30,000
Phoenix	Phoenix	AZ	1985	1984	78,000
Phoenix East	Phoenix	AZ	1987	1984	65,000
Scottsdale	Scottsdale	AZ	1985	1976/85	47,000
Scottsdale North	Scottsdale	AZ	1985/87	1985	112,000
Shea	Scottsdale	AZ	1997	1996	43,000
Speedway	Tucson	AZ	1998	1998	68,000
Tempe	Tempe	AZ	1984	1976	54,000
Union Hills	Phoenix	AZ	1998	1998	65,000
Val Vista	Gilbert	AZ	1999	1999	52,000
Warner	Mesa	AZ	1995	1985	61,000
Alicia Parkway	Laguna Hills	CA	1998	1991	100,000
Aliso Viejo	Aliso Viejo	CA	1996	1996	86,000
Antioch	Antioch	CA	1999	1999	57,000
Bloomington	Bloomington	CA	1997	1983	50,000
Blossom Valley	San Jose	CA	1998	1998	64,000
Cabot Road	Laguna Niguel	CA	2001	2001	64,000
Capital Expressway (2)	San Jose	CA	2000	2000	66,000
Castro Valley	Castro Valley	CA	1996	1975	50,000
Castro Valley Business Park	Castro Valley	CA	1994	1989
Colton	Colton	CA	1985	1984	73,000
Costa Mesa	Costa Mesa	CA	1999	1998	40,000
Culver City	Los Angeles	CA	1988	1989	77,000
Daly City	Daly City	CA	1995	1989	96,000
El Cajon	El Cajon	CA	1986	1977	130,000
El Cerrito	Richmond	CA	1986	1987	62,000
Fontana Sierra	Fontana	CA	1987	1980/85	85,000
Hayward	Hayward	CA	1985	1983	48,000
Huntington Beach	Huntington Beach	CA	1988	1986	99,000
Kearney-Balboa	San Diego	CA	1986	1984	90,000
La Habra	La Habra	CA	1986	1979/91	95,000
Livermore (1)	Livermore	CA	2002	2002	71,600
Martinez	Martinez	CA	1995	1987	56,000
Monterey (1)	Sand City	CA	2002	2002	75,440
Mountain View	Mountain View	CA	1987	1986	28,000
Newark	Newark	CA	1996	1991	61,000
Oakley	Oakley	CA	2001	2001	56,000
Ontario	Ontario	CA	1996	1984	57,000
Orange	Orange	CA	1996	1985	89,000
Palo Alto	Palo Alto	CA	1986	1987	48,000
Pinole	Pinole	CA	1995	1988	37,000
Rohnert Park	Rohnert Park	CA	2001	2001	70,000
S. San Francisco	San Francisco	CA	1987	1985	56,000
Sacramento	Sacramento	CA	1996	1991	53,000
San Juan Creek	San Juan	CA	2001	2001	48,000
San Leandro	San Leandro	CA	1996	1991	59,000
San Lorenzo	San Lorenzo	CA	1996	1990	54,000
Santa Ana	Santa Ana	CA	1986	1975/86	167,000
Solana Beach (2)	Solana Beach	CA	1987	1984	87,000
Sunnyvale	Sunnyvale	CA	1986	1974/75	153,000
Tracy	Tracy	CA	1996	1986	70,000
Tracy II (1)	Tracy	CA	2002	2002	74,371
Union City	Hayward	CA	1985	1985	41,000
Van Ness	San Francisco	CA	1999	1999/1934	94,000
Vista Park	San Jose	CA	2001	2001	111,000
Walnut	Walnut	CA	1996	1986	97,000
Walnut Creek (2)	Walnut Creek	CA	1999	1987	105,000
Westpark	Irvine	CA	2000	1999	110,000
Westwood	Santa Monica	CA	1986	1988	65,000
Lakewood	Golden	CO	1986	1985	67,000
Northglenn	Northglenn	CO	1987	1979	75,000
Tamarac	Denver	CO	1984	1977	25,000
Thornton	Denver	CO	1984	1984	41,000
Windermere	Littleton	CO	1984	1977/79	80,000
Alafaya Trail	Orlando	FL	2002	2002	67,000
Blue Heron	West Palm Beach	FL	1987	1975	167,000
Brandon	Brandon	FL	1999	1999	69,000
Carrollwood	Tampa	FL	1999	1999	62,000
Colonial Town	Orlando	FL	2001	2001	56,000
Davie	Davie	FL	1996	1990	76,000
Daytona Beach	Daytona Beach	FL	1999	1999	74,000
Delray Beach	Delray Beach	FL	1996	1986	77,000
Eau Galllie	Melbourne	FL	1999	1999	59,000
Fairbanks (1)	Winter Park	FL	2002	2002	66,185
Hyde Park	Tampa	FL	1999	1999	61,000
Lauderhill	Lauderhill	FL	1997	1986	62,000
Maitland	Orlando	FL	1997	1997	78,000
Margate	Margate	FL	1996	1984	75,000
McCoy (1)	Orlando	FL	2001	2001	74,000
Military Trail	West Palm Beach	FL	1987	1981	124,000
Oakland Park	Ft. Lauderdale	FL	1985	1974/78	290,000
Oldsmar	Tampa	FL	2000	2000	53,000
Ormond Beach	Ormond Beach	FL	1999	1999	60,000
Oviedo	Orlando	FL	1997	1997	65,000
Red Bug	Seminole County	FL	1997	1997	75,000
S. Semoran	Orlando	FL	1997	1997	83,000
Seminole	Seminole	FL	1986	1984/85	61,000
South Orange	Orlando	FL	1997	1997	71,000
University (1)	Orlando	FL	2002	2002	78,000
Vineland	Orlando	FL	1999	1998	48,000
West Town	Altamonte Springs	FL	1998	1998	50,000
West Waters	Tampa	FL	2000	2000	71,000
Ansley Park	Atlanta	GA	1995	1991	69,000
Brookhaven	Atlanta	GA	1995	1992	66,000
Clairemont	Atlanta	GA	1996	1990	41,000
Decatur	Atlanta	GA	1995	1992	65,000
Forest Park	Forest Park	GA	1996	1980	65,000
Gwinnett	Lawrenceville	GA	1996	1996	71,000
Holcomb Bridge	Roswell	GA	1999	2000	57,000
Jones Bridge	Atlanta	GA	1997	1997	75,000
Lawrenceville	Lawrenceville	GA	1997	1997	74,000
Morgan Falls	Dunwoody	GA	1996	1990	76,000
Norcross	Norcross	GA	1996	1984	62,000
Peachtree	Duluth	GA	1997	1996	100,000
Perimeter	Atlanta	GA	1996	1996	72,000
Roswell	Roswell	GA	1986	1986	57,000
Sandy Plains	Marietta	GA	1998	1998	68,000
Satellite Blvd.	Duluth	GA	1997	1994	75,000
Stone Mountain	Stone Mountain	GA	1996	1985	61,000
Tucker	Tucker	GA	1996	1987	60,000
Alsip	Alsip	IL	1982	1980	79,000
Bolingbrook	Bolingbrook	IL	1997	1997	68,000
Bridgeview	Bridgeview	IL	1985	1983	75,000
Country Club Hills	Country Club Hills	IL	1999	1999	74,000
Dolton	Calumet City	IL	1982	1979	79,000
Fox Valley	Chicago	IL	1998	1998	71,000
Hillside	Hillside	IL	1988	1988	64,000
Lincolnwood (1)	Lincolnwood	IL	2001	2001	58,000
Lisle	Lisle	IL	1986	1976/86	53,000
Lombard	Lombard	IL	1982	1980	53,000
Oak Forest	Orland Park	IL	1995	1991	87,000
Palatine	Palatine	IL	2000	2000	52,000
Rolling Meadows	Rolling Meadows	IL	1982	1980	71,000
Schaumburg	Schaumburg	IL	1982	1980	71,000
Schaumburg South	Schaumburg	IL	1999	1999	72,000
Wheaton (1)	Wheaton	IL	2001	2001	51,000
Willowbrook	Willowbrook	IL	1986	1979/82	44,000
Allisonville	Indianapolis	IN	1997	1987	87,000
Carmel	Carmel	IN	1996	1996	61,000
Castleton	Indianapolis	IN	1998	1988	48,000
College Park	Indianapolis	IN	1986	1984	68,000
County Line (2)	SouthPort	IN	1998	1998	72,000
Downtown Indy	Indianapolis	IN	1999	1999	61,000
E. 62nd St.	Indianapolis	IN	2002	1999	50,000
Eaglecreek	Indianapolis	IN	1998	1998	73,000
East Washington	Indianapolis	IN	1999	1999	69,000
Geist	Fishers	IN	2002	1999	63,000
Georgetown	Indianapolis	IN	1996	1996	72,000
Glendale	Indianapolis	IN	1986	1985	60,000
Speedway (1)	Indianapolis	IN	2002	2002	62,000
Annapolis (2)	Annapolis	MD	1998	1998	69,000
Briggs Chaney	Silver Spring	MD	1994	1987	28,000
Clinton	Clinton	MD	1986	1985	54,000
Crofton	Gambrills	MD	1988	1985	40,000
Frederick	Frederick	MD	1994	1987	32,000
Gaithersburg	Gaithersburg	MD	1994	1986	82,000
Germantown	Germantown	MD	1994	1988	45,000
Laurel	Laurel	MD	1988	1984	30,000
Oxon Hill	Ft. Washington	MD	1994	1987	28,000
Reistertown	Owings Mills	MD	2002	1992	20,617
Suitland	Suitland	MD	1987	1985	45,000
Ann Arbor	Ann Arbor	MI	1988	1977	62,000
Auburn Hills (1)	Auburn Hills	MI	2001	2001	67,000
Canton	Canton	MI	1988	1986	59,000
Canton Township	Canton Township	MI	2000	2000	68,000
Clinton Township	Clinton Township	MI	1999	1999	70,000
Flint East	Flint	MI	1997	1977	46,000
Flint South	Flint	MI	2001	1998	56,000
Fraser	Fraser	MI	1988	1985	73,000
Grand Rapids	Grand Rapids	MI	1983	1978	45,000
Jackson	Jackson	MI	1997	1978	49,000
Lansing	Lansing	MI	1983	1978/79	40,000
Livonia	LIvonia	MI	1988	1985	67,000
Madison Heights	Detroit	MI	1995	1977	66,000
Mt Clemens	Mt. Clemens	MI	2001	2001	66,000
Plymouth	Canton Township	MI	1985	1979	81,000
Rochester	Utica	MI	1996	1989	57,000
Rochester Hills	Rochester Hills	MI	2001	2001	71,000
Southfield	Southfield	MI	1983	1976	76,000
Sterling Heights	Sterling Heights	MI	1996	1986	105,000
Taylor	Taylor	MI	1995	1980	83,000
Troy - Maple	Troy	MI	1981	1975/77	81,000
Troy - Oakland Mall	Troy	MI	1983	1979	88,000
Walled Lake	Walled Lake	MI	1985/89	1984	69,000
Warren	Warren	MI	1988	1985	68,000
SouthHaven	Memphis	MS	1998	1998	42,000
Capital Blvd.	Raleigh	NC	1994	1984	34,000
Cary	Cary	NC	1994	1984	34,000
Creedmoor	Raleigh	NC	1997	1997	72,000
Garner	Garner	NC	1994	1987	28,000
Glenwood	Raleigh	NC	1994	1983	31,000
Morrisville	Morrisville	NC	1994	1988	40,000
Bricktown	Bricktown	NJ	1999	2000	71,000
Marlboro	Morganville	NJ	2001	2001	74,000
Old Bridge	Matawan	NJ	1987	1987	89,000
Voorhees	Voorhees	NJ	2001	2001	71,000
Beth Page	Long Island	NY	2000	2000	81,000
Commack	Huntington	NY	1999	1999	80,000
Gold Street	Brooklyn	NY	1986	1940	102,000
Great Neck	Long Island	NY	1999	1929	20,000
Hempstead	Hempstead	NY	1999	1999	66,000
Melville	Long Island	NY	1998	1998	74,000
Nesconset	Long Island	NY	2000	2000	50,000
Northern Boulevard(2)	Long Island City	NY	1987	1940	76,000
Utica	Brooklyn	NY	1986	1964	75,000
Van Dam	Long Island City	NY	1986	1925	58,000
Yonkers	Yonkers	NY	1986	1928	100,000
Riverside	Tulsa	OK	2001	2001	54,000
16th and Sandy	Portland	OR	1995	1973	26,000
Allen Blvd.	Beaverton	OR	1996	1973	42,000
Barbur Boulevard	Portland	OR	1995	1993	67,000
Beaverton	Beaverton	OR	1985	1974	25,000
Denny Road	Beaverton	OR	1989	1988	65,000
Division	Portland	OR	1996	1992	47,000
Gresham	Portland	OR	1996	1996	64,000
Hillsboro	Portland	OR	1996	1996	66,000
King City	Tigard	OR	1987	1986	83,000
Liberty Road	Salem	OR	1995	1993	54,000
Milwaukie	Milwaukie	OR	1996	1990	59,000
Oregon City	Portland	OR	1995	1992	57,000
Portland	Portland	OR	1988	1988	49,000
Salem	Salem	OR	1983	1979/81	67,000
Airport	Philadelphia	PA	1986	1985	96,000
Edgemont	Philadelphia	PA	1995	1992	64,000
Painter's Crossing	Philadelphia	PA	1998	1998	49,000
West Chester (2)	West Chester	PA	1986	1980	84,000
Franklin	Nashville	TN	1995	1995	55,000
Hermitage	Nashville	TN	1995	1995	65,000
Hickory Hollow	Nashville	TN	1997	1997	53,000
Medical Center	Nashville	TN	1994	1995	57,000
Rivergate	Nashville	TN	1996	1996	53,000
South Main	Memphis	TN	1999	1999	27,000
Stones River	Murfeesboro	TN	1998	1998	63,000
Sycamore	Memphis	TN	1998	1984/88	55,000
Winchester	Memphis	TN	1998	1988	65,000
Wolfchase	Memphis	TN	1997	1997	59,000
Arlington/Forum 303	Arlington	TX	1986	1984	57,000
Bandera Road	San Antonio	TX	1988	1981	75,000
Bedford	Bedford	TX	1985	1984	69,000
Bee Caves Road	Austin	TX	1999	1999	68,000
Beltline Road	Irving	TX	1989	1985/86	68,000
Blanco Road	San Antonio	TX	1988	1989/91	66,000
Champions	Houston	TX	1998	1998	65,000
Cinco Ranch	Houston	TX	1999	1998	57,000
Cityplace	Dallas	TX	1999	1999	58,000
East Lamar	Arlington	TX	1996	1996	43,000
Federal	Houston	TX	1988	1988	55,000
First Colony	Missouri City	TX	2000	1994	42,000
Fredicksburg	San Antonio	TX	1987	1978/82	82,000
Georgetown	Austin	TX	1997	1996	58,000
Grapevine (Hwy 26)	Hurst	TX	2001	2001	60,000
Greenville	Dallas	TX	1998	1998	61,000
Helotes	San Antonio	TX	2000	2000	56,000
Henderson Pass	San Antonio	TX	1998	1995	57,000
Henderson Street	Fort Worth	TX	1999	1999	66,000
Highway 78	San Antonio	TX	1998	1997	55,000
Hill Country Village	San Antonio	TX	1985	1982	79,000
Hillcroft (2)	Houston	TX	1991	1988	59,000
Hurst	Hurst	TX	1987	1974	67,000
Imperial Valley	Houston	TX	1988	1987	54,000
Irving/MacArthur Blvd. (3)	Irving	TX	1985	1975/84	141,000
Irving/MacArthur Blvd. (3)	Irving	TX	1985	1975/84
Kingwood	Kingwood	TX	1988	1988	54,000
Lakeline	Austin	TX	2001	2001	67,000
Las Colinas	Irving	TX	2000	2000	54,000
Lewisville	Dallas	TX	1997	1997	62,000
McArthur Crossing	Irving	TX	1996	1996	65,000
Medical Center	Houston	TX	1989	1989	60,000
Medical Center SA	San Antonio	TX	1998	1999	58,000
Mission Bend	Houston	TX	1995	1995	69,000
Nacodoches	San Antonio	TX	1998	1996	59,000
North Austin	Austin	TX	1986	1982	67,000
North Carrollton	Carrollton	TX	2000	1999	65,000
North Park	Kingwood	TX	2000	1996	48,000
Oak Farm Dairy	Houston	TX	1999	1999	64,000
Oak Hills (2)	Austin	TX	1999	1999	65,000
Oltorf (1_	Austin	TX	2002	2002	67,000
Olympia	Missouri City	TX	1998	1999	63,000
Park Cities East	Dallas	TX	1995	1995	68,000
Parker Road	Dallas	TX	1995	1995	65,000
Preston Road	Dallas	TX	1997	1997	62,000
Quarry	San Antonio	TX	1999	1999	64,000
River Oaks	Houston	TX	1996	1989	67,000
Round Rock	Austin	TX	1997	1995	55,000
San Antonio NE	San Antonio	TX	1985	1982	74,000
Shavano Park (1)	San Antonio	TX	2001	2001	59,000
Slaughter Lane	Austin	TX	1997	1994	75,000
South Cooper	Arlington	TX	1996	1996	66,000
South Main	Houston	TX	2000	1999	25,000
Southlake	Dallas	TX	1998	1998	66,000
Spring Branch	Houston	TX	2000	1996	27,000
Sugarland	Sugarland	TX	1988	1987	55,000
T.C. Jester	Houston	TX	1996	1990	64,000
Thousand Oaks	San Antonio	TX	1986	1987	53,000
Universal City	San Antonio	TX	1995	1985	82,000
Valley Ranch	Coppell	TX	1997	1995	94,000
West U	Houston	TX	1989	1988	60,000
Westchase	Houston	TX	2000	1998	52,000
Westheimer	Houston	TX	1986	1977	73,000
Windcrest	San Antonio	TX	1996	1975	85,000
Woodforest	Houston	TX	1996	1996	54,000
Woodlands	Houston	TX	1988	1988	64,000
Bayside	Virginia Beach	VA	1988	1984	28,000
Burke	Fairfax	VA	1996	1984	32,000
Burke Centre	Burke	VA	2001	1983	65,000
Burke Ctr. Business Park	Burke	VA	2001	1983	29,000
Cascades	Sterling	VA	1998	1998	63,000
Cedar Road	Chesapeake	VA	1994	1989	36,000
Charlottesville	Charlottesville	VA	1994	1984	32,000
Chesapeake	Chesapeake	VA	1996	1986	58,000
Crater Road	Petersburg	VA	1994	1987	36,000
Dale City	Dale City	VA	1994	1986	31,000
Fairfax	Fairfax	VA	1986	1980	91,000
Falls Church	Falls Church	VA	1987	1988	93,000
Fordson Road	Alexandria	VA	2002	1984	51,000
Fullerton	Springfield	VA	2001	1981	78,000
Gainesville	Gainesville	VA	1994	1988	31,000
Herndon	Herndon	VA	1988	1985	39,000
Holland Road	Virginia Beach	VA	1994	1985	34,000
Jeff Davis Hwy	Richmond	VA	1994	1990	35,000
Kempsville	Virginia Beach	VA	1989	1985	33,000
Laskin Road	Virginia Beach	VA	1994	1984	39,000
Leesburg	Leesburg	VA	1996	1986	28,000
Manassas E. & W. (3)	Manassas	VA	1988	1984	69,000
McLean (2)	McLean	VA	1997	1997	72,000
Merrifield	Fairfax	VA	1999	1999	73,000
Midlothian Turnpike	Richmond	VA	1996	1984	44,000
Newport News North	Newport News	VA	1996	1986	59,000
Newport News. S	Newport News	VA	1985/92	1985	59,000
North Richmond	Richmond	VA	1988	1984	37,000
Old Towne	Alexandria	VA	1999	1999	69,000
Potomac Mills	Potomac Mills	VA	1997	1997	69,000
Princess Anne Road	Virginia Beach	VA	1994	1985	40,000
S. Military Highway	Virginia Beach	VA	1996	1984	48,000
Telegraph Road	Lorton	VA	2001	1984	47,000
Temple Avenue	Petersburg	VA	1994	1989	34,000
Virginia Beach	Virginia Beach	VA	1989	1985	65,000
Auburn	Auburn	WA	1996	1996	62,000
Bellefield	Bellevue	WA	1996	1978	65,000
Bellevue East & West (3)	Bellevue	WA	1984	1975	167,000
Bellingham	Bellingham	WA	1981	1981	74,000
Bremerton	Bremerton	WA	1997	1976	41,000
Burien	Seattle	WA	1985	1974	41,000
Burien II	Seattle	WA	1985	1979	60,000
Canyon Park JV	Bothell	WA	1996	1990	58,000
Canyon Rd.	Puyallup	WA	1996	1986	28,000
Capitol Hill	Seattle	WA	1987	1988	71,000
E. Bremerton	Bremerton	WA	1996	1985	66,000
East Lynnwood	Lynnwood	WA	1986	1978	80,000
Edmonds	Edmonds	WA	1984	1974/75	121,000
Everett	Everett	WA	1981	1978	63,000
Factoria	Bellevue	WA	1984	1984	57,000
Factoria Square	Bellevue	WA	1996	1989	70,000
Federal Way	Federal Way	WA	1984	1975	134,000
Gig Harbor	Gig Harbor	WA	1999	1980	35,000
Hazel Dell	Vancouver	WA	1996	1989	56,000
Highland Hill	Tacoma	WA	1981	1982	60,000
Interbay	Seattle	WA	1987	1988	83,000
Issaquah	Issaquah	WA	1985	1986	56,000
Juanita	Kirkland	WA	1998	1999	65,000
Kennydale	Renton	WA	1996	1991	57,000
Kent	Kent	WA	1997	1977	44,000
Lacey	Olympia	WA	1997	1977	25,000
Lake City	Seattle	WA	1995	1987	51,000
Lake Union	Seattle	WA	1998	1998	70,000
Lakewood 512	Tacoma	WA	87/88/91	1979/81	130,000
Lynnwood	Lynnwood	WA	1997	1979	54,000
Mill Creek	Everett	WA	1998	1998	68,000
North Spokane	Spokane	WA	1984	1976	78,000
Parkland	Tacoma	WA	1997	1980	52,000
Pier 57	Seattle	WA	1986	1912	59,000
Pt. Orchard	Pt. Orchard	WA	1997	1991	46,000
Redmond	Redmond	WA	1998	1998	51,000
Renton	Renton	WA	1984	1979/89	80,000
Salmon Creek	Vancouver	WA	1997	1997	68,000
Sammamish	Redmond	WA	1998	1998	76,000
Shoreline/Aurora N. (3)	Seattle	WA	1986	1978	139,000
Smokey Point	Arlington	WA	1987	1984/87	35,000
South Center	Renton	WA	1985	1979	68,000
South Hill	Seattle	WA	1995	1980	45,000
South Tacoma	Tacoma	WA	1987	1975	46,000
Spokane	Spokane	WA	1997	1976	49,000
Sprague	Tacoma	WA	1996	1950/89	52,000
Totem Lake	Kirkland	WA	1984	1978	61,000
Vancouver Mall	Vancouver	WA	1980	1982	46,000
West Olympia	Olympia	WA	1997	1978	30,000
West Seattle	Seattle	WA	1997	1997	66,000
Whitecenter	Seattle	WA	1980	1981	48,000
Woodinville	Woodinville	WA	1984	1982/84	70,000
Aartselaar (5)	Brussels	Belgium	1997	1997	76,000
Antwerpen Bredabann (5)	Brussels	Belgium	2000	2000	67,000
Brugge (5)	Brussels	Belgium	1999	1999	74,000
Forest (5)	Brussels	Belgium	1995	1995	49,000
Ghent (5)	Brussels	Belgium	1998	1998	72,000
Jette (5)	Brussels	Belgium	2000	2000	67,000
Kortrijk (5)	Brussels	Belgium	1999	1999	63,000
Leuven (5)	Brussels	Belgium	1998	1998	63,000
Liege (5)	Liege	Belgium	2000	2000	52,000
Machalen (5)	Brussels	Belgium	1997	1997	65,000
Molenbeek (5)	Brussels	Belgium	1995	1995	34,000
Overijse (5)	Brussels	Belgium	1998	1998	49,000
Sint Pieters Leeuw (5)		Belgium	2001	2001	51,000
Waterloo (5)	Brussels	Belgium	1995	1995	86,000
Zaventem (5)	Brussels	Belgium	1996	1996	75,000
Hvidovre (5)		Denmark	2001	2001	60,000
Ishøj (5)		Denmark	2001	2001	50,000
Asnières (5)	Paris	France	2000	2001	65,000
Ballainvilliers (5)	Paris	France	2000	2000	58,000
Buchelay (5)	Paris	France	2000	2001	57,000
Coignière (5)		France	2001	2001	54,000
Fresnes (5)	Paris	France	2000	2000	56,000
Grigny (5)		France	2001	2001	54,000
Montrouge (5)	Paris	France	1997	1996	59,000
Nantere (5)	Paris	France	2000	2000	68,000
Nice (5)	Nice	France	1997	1991	42,000
Osny (5)	Paris	France	2000	2000	54,000
Pontault-Combault (5)	Paris	France	1999	1999	54,000
Port Marly (5)	Paris	France	2000	2000	46,000
Rosny (5)	Paris	France	2000	2000	64,000
Thiais (5)		France	2001	2001	54,000
Varlin (5)	Paris	France	1997	1997	23,000
Villejuste (5)	Paris	France	2000	2000	61,000
Amersfoot (5)	Amersfoot	Netherlands	2000	2000	66,000
Amsterdam (5)	Amsterdam	Netherlands	2000	2000	54,000
Apeldoorn (5)		Netherlands	2001	2001	54,000
Breda (5)	Den Haag	Netherlands	2001	2001	64,000
Den Haag (5)	Den Haag	Netherlands	1999	1999	61,000
Dordrecht II (5)		Netherlands	2001	2001	53,000
Heemstede (5)		Netherlands	2001	2001	57,000
Heerlen (5)		Netherlands	2001	2001	54,000
Maastricht (5)	Maastricht	Netherlands	2000	2000	51,000
Nijmegen (5)		Netherlands	2001	2001	54,000
Rotterdam (5)	Rotterdam	Netherlands	2000	2000	52,000
Rotterdam III (5)	Rotterdam	Netherlands	2001	2001	45,000
Spaanse Polder (5)		Netherlands	2001	2001	50,000
Utrecht Nieuwegein (5)	Utrecht	Netherlands	2000	2000	61,000
Zaandam (5)		Netherlands	2001	2001	54,000
Handen (5)	Stockholm	Sweden	1999	1999	65,000
Jacobsberg (5)	Stolkholm	Sweden	1998	1998	60,000
Kungens Kurva (5)	Stockholm	Sweden	1998	1998	72,000
Lund (5)		Sweden	2001	2001	53,000
Lundavagen (5)	Malmo	Sweden	2000	2000	70,000
Minelund (5)		Sweden	2001	2001	54,000
Molndal (5)	Gothenburg	Sweden	1999	1999	65,000
Rissne (5)	Stockholm	Sweden	1998	1998	67,000
Skondal (5)		Sweden	2001	2001	53,000
Sodermalm (5)	Stockholm	Sweden	1999	1999	26,000
Sodertalje (5)	Stockholm	Sweden	2000	2000	53,000
Solna (5)	Stockholm	Sweden	1999	1999	69,000
Taby (5)	Stockholm	Sweden	1998	1998	60,000
Upplands Vasby (5)	Stockholm	Sweden	2000	2001	51,000
Uppsala (5)	Stockholm	Sweden	1999	1999	63,000
Vastra Frolunda (5)		Sweden	2001	2001	54,000
Ystadsvagen (5)		Sweden	2001	2001
Croydon (5)	London	United Kingdom	1999	1999	67,000
Ewell (5)	London	United Kingdom	2000	2001	49,000
Hanworth (5)	London	United Kingdom	2000	2000	44,000
Hayes (5)	London	United Kingdom	1999	1999	67,000
Neasden (5)		United Kingdom	2001	2001	53,000
Norbury (5)	London	United Kingdom	1999	1999	45,000
Reading (5)	London	United Kingdom	2000	2000	51,000
Borgerhout	Borgerhout	Belgium	2002	2002	47,000
Epinay	Epinay	France	2002	2002	53,700
Marseille	Marseille	France	2002	2002	53,700

Sub-TOTAL (owned properties)					29,192,613

This property is operated through a Tax Retention Operating Lease.
We do not have fee title, but have a long-term lease, with respect to the land on which property is located.
These properties are now operated as one property.
European Properties

SCHEDULE IV

SUBSIDIARIES OF THE COMPANY

AND OWNERSHIP OF CAPITAL STOCK

Subsidiaries	Ownership
SSC Evergreen, Inc., a Delaware corporation	100%
SSC Property Holdings, Inc., a Delaware corporation	100%
Shurgard Development I, Inc., a Washington corporation	100%
Shurgard Development II, Inc., a Washington corporation	100%
Shurgard Development III, Inc., a Washington corporation	100%
Shurgard Development IV, Inc., a Washington corporation	100%
Shurgard Holdings, Inc., a Washington corporation	100%
Shurgard Storage To Go, Inc., a Washington corporation	100%
SSC Benelux, Inc., a Delaware corporation	100%
Shurgard TRS, Inc., a Washington corporation	100%
Storage Line Management, LLC, a Washington limited liability company	100%
Shurgard Preferred Partners, LLC, a Washington limited liability company	100%
SS Income Plan, LLC, a Washington limited liability company	100%

Shurgard Finance, LLC, a Washington limited liability company 100%

SCHEDULE V

JOINT VENTURES AND

OWNERSHIP INTERESTS THEREIN
Partnerships/Joint Ventures	Ownership
SSC Benelux, SCA, a Belgium SCA	7.57%
Shurgard/Canyon Park Self-Storage LP	74.48%
Capital Hill Partners, a limited partnership	90%
Shurgard Evergreen Limited Partnership	100%
Shurgard/Fremont Partners I, a WA general partnership	100%
Shurgard/Fremont Partners II, a WA general partnership	100%
Shurgard Institutional Partners	99.59%
Shurgard Institutional Fund L.P., a WA limited partnership	87.72%
Shurgard Institutional Fund L.P. II, a WA limited partnership	99%
Shurgard Partners LP, a WA limited partnership	83.33%
Shurgard Partners LP II, a WA limited partnership	50%
Shurgard-RESCO, L.L.C.	77.3%
Shurgard Texas Limited Partnership	100%
CCP/Shurgard Venture LLC (Chase)	20%
Shurgard Mt. Clemens, LLC	100%
Shurgard-O'Brien Telegraph Road LLC	55%

Shurgard-Freeman Affiliation Joint Ventures and LLCs	50-86%(1)
Shurgard-Freeman 100 Oaks, L.L.C.
Shurgard-Freeman Franklin Joint Venture
Shurgard-Freeman Hermitage Joint Venture
Shurgard-Freeman Hickory Hollow Joint Venture
Shurgard-Freeman Medical Center Joint Venture
Shurgard-Freeman Memphis Properties, L.L.C.
Shurgard-Freeman South Main Joint Venture
Shurgard-Freeman Stone's River L.L.C.

Shurgard-Mikkelson Affiliation Joint Ventures	55-90%(2)
Shurgard-Brandon Joint Venture
Shurgard-Carrollwood Joint Venture
Shurgard-Mikkelson Colonial Town Joint Venture
Shurgard-Mikkelson Daytona Beach Joint Venture
Shurgard-Mikkelson Eau Gallie Joint Venture
Shurgard-Mikkelson Hyde Park Joint Venture
Shurgard-Mikkelson Maitland Joint Venture
Shurgard-Mikkelson Oldsmar Joint Venture
Shurgard-Mikkelson Ormand Beach Joint Venture
Shurgard-Mikkelson Oviedo Joint Venture
Shurgard-Mikkelson Red Bug Joint Venture
Shurgard-Mikkelson South Orange Joint Venture
Shurgard-Mikkelson South Semoran Joint Venture
Shurgard-Mikkelson Vineland Joint Venture
Shurgard-Mikkelson West Town Joint Venture
Shurgard-Mikkelson West Waters Joint Venture
Shurgard-Mikkelson Alafaya joint Venture

1440 71st South, Tulsa, L.P.	50%

(1) See Schedule II for % ownership by entity

(2) all Mikkelson agreements provide for option to acquire the assets under certain circumstances in the event of a change of control.